Exhibit 99.1
NOT For Immediate Release
RightNow Completes Acquisition of Social Networking Company, HiveLive, Inc.
BOZEMAN, MONT. — SEPTEMBER 16, 2009 — RightNow (NASDAQ: RNOW) today announced that it has completed its acquisition of HiveLive, Inc., an enterprise-class social platform provider, under a definitive agreement previously announced on September 8, 2009.
The acquisition combines RightNow’s on demand customer relationship management (CRM) solution with HiveLive’s innovative platform for customer support, engagement and loyalty, and ideation communities to help organizations maximize every opportunity to deliver great customer experiences.
RightNow believes that by adding the HiveLive platform, RightNow will deliver the broadest social CRM solution in the marketplace and meet customer experience needs of consumer-focused organizations, with market-leading e-service capabilities, a robustcontact center solution, and now an innovative social platform.
The HiveLive platform is available immediately and will be tightly integrated into RightNow November ‘09. A demonstration of HiveLive will be featured at the upcoming RightNow Summits in Colorado Springs, Colo.; Gold Coast, Australia; and Brighton, United Kingdom.
Support for RightNow’s Acquisition of HiveLive
“RightNow is again ahead of the Web 2.0 curve for customer service and CRM vendors... RightNow has set a standard for end-to-end channel support including communities.”
John Ragsdale
vice president of technology research for Service Support Professionals Association (SSPA) and
‘Ragsdale’s Eye on Service’ blogger
“[This is] a smart idea... [it] shows RightNow is moving to higher-quality customer interactions. By getting social media, RightNow has the opportunity to delve deeper into customer needs and attitudes which will help improve their customers’ service products.”
Denis Pombriant
founder and managing principal at Beagle Research Group, as quoted in CRM Magazine
“By pulling HiveLive into the CRM process, RightNow is giving real meaning and promising two way value to the notion of socializing CRM.”
Dennis Howlett
ZDNet blogger

About RightNow
RightNow (NASDAQ: RNOW) delivers on demand CRM solutions that help consumer-centric organizations deliver great customer experiences. Approximately 1,900 corporations and government agencies worldwide depend on RightNow to better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana. For more information, please visit RightNow Technologies.
RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to include, but are not limited to the risks associated with purchasing HiveLive, including our ability to retain and motivate HiveLive’s employees, our ability to integrate and market HiveLive’s solutions to new customers, our ability to retain HiveLive’s existing customers, the speed, quality and cost of our efforts to integrate HiveLive’s solutions with our solution set, the security and reliability of HiveLive’s service, and the risks associated with forecasting impact on combined financial results. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
FRNOW
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Corporate Communications
Katie O’Connell
koconnell@rightnow.com
925-674-1487, office
925-270-6107, mobile
Investor Contacts
Todd Friedman or Stacie Bosinoff
The Blueshirt Group, for RightNow
415-217-7722
todd@blueshirtgroup.com
stacie@blueshirtgroup.com